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COMMERCIAL LEASE

                                THIS INDENTURE

made the 13th day of August
one thousand nine hundred and ninety-six.
IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN

                  250 CONSUMERS ROAD LIMITED

                  A company incorporated under the laws of the Province of Ontario and having its head office at 214 Merton Street, Suite 300, Toronto, Ontario, M4S 1A6

                                                 hereinafter called the "Lessor"
                                                        OF THE FIRST PART

                                         -and-

                  V.3. SEMICONDUCTOR CORPORATION

                                                 hereinafter called the "Lessee"
                                                        OF THE SECOND PART

                       WITNESSETH that in consideration of the rents,
                  covenants and agreements hereinafter reserved and contained on the part of the said Lessee, to be paid, observed and performed, the said Lessor has demised and leased and by these presents doth demise and lease unto the said Lessee

                       ALL THOSE CERTAIN PREMISES excluding any part of the
                  external walls known and described as Suite 901 on the 9th level of the office building located at and municipally known as 250 Consumers Road, in the City of North York, in the municipality of Metropoitan Toronto and comprising an area of approximately 7,491 square feet (adjusted to include Lessee's proportionate share of common areas and facilities on the 9th level of the building) as outlined in red on the floor plan of the 9th level of the building hereto attached as Schedule "A".

DEPOSIT                 A deposit in the amount of FIFTEEN THOUSAND FOUR HUNDRED
                  AND SEVENTY-SIX DOLLARS AND EIGHTY-SIX CENTS
                  ($15,476.86) is payable by the Lessee at the time of execution of this lease and shall be applied to Fixed Annual Minimum Rent, Additional Rent and GST payable thereon for the first month of the lease term and to the Fixed
                  Annual Minimum Rent, Additional Rent and GST payable thereon for the last month of the lease term and shall be subject to forefeiture as liquidated damages in the event of the default by the Lessee of any of the terms hereof.

TERM                    TO HAVE AND TO HOLD the said demised premises for and
                  during the term of FIVE (5) YEARS AND SIX (6) MONTHS to be computed from the 1st day of August, 1996 and from thenceforth ensuing and to be fully completed and ended on the 31st day of January, 2002.

RENTAL                  YIELDING AND PAYING THEREFOR during the first period
                  of the lease term from August 1, 1996 to July 31, 1997, as Fixed Annual Minimum Rent, the sum of SEVEN THOUSAND FOUR HUNDRED AND NINETY-ONE DOLLARS ($7,491.00) per annum, payable in equal consecutive monthly installments of SIX HUNDRED AND TWENTY-FOUR DOLLARS AND TWENTY-FIVE CENTS ($624.25) each in advance on the first day of each and every month during the first period of the lease term.

                       YIELDING AND PAYING THEREFOR during the second period of
                  the lease term from August 1, 1997 to July 31, 1998, as Fixed Annual Minimum Rent, the sum of NINE THOUSAND THREE HUNDRED AND SIXTY-THREE DOLLARS AND SEVERNTY-FIVE CENTS ($9,363.75) per annum, payable in equal consecutive monthly installments of SEVEN HUNDRED AND EIGHTY DOLLARS AND THIRTY-ONE CENTS ($780.31) each in advance on the first day of each and every month during the second period of the lease term.

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COMMERCIAL LEASE - Page 2

                       YIELDING AND PAYING THEREFOR during the third period of
                  the lease term from August 1, 1998 to July 31, 1999, as Fixed Annual Minimum Rent, the sum of ELEVEN THOUSAND TWO HUNDRED AND THIRTY-SIX DOLLARS AND FIFTY CENTS ($11,236.50) per annum, payable in equal consecutive monthly installments of NINE HUNDRED AND THIRTY-SIX DOLLARS AND THIRTY-EIGHT CENTS ($936.38) each in advance on the first day of each and every month during the third period of the lease term.

                       YIELDING AND PAYING THEREFOR during the fourth period
                  of the lease term from August 1, 1999 to July 31, 2000, as Fixed Annual Minimum Rent, the sum of FOURTEEN THOUSAND NINE HUNDRED AND EIGHTY-TWO DOLLARS ($14,982.00) per annum, payable in equal consecutive monthly installments of ONE THOUSAND TWO HUNDRED AND FORTY-EIGHT DOLLARS AND FIFTY CENTS ($1,248.50) each in advance on the first day of each and every month during the fourth period of the lease term.

                       YIELDING AND PAYING THEREFOR during the fifth period of
                  the lease term from August 1, 2000 to January 31, 2002, as Fixed Annual Minimum Rent, the sum of EIGHTEEN THOUSAND SEVEN HUNDRED AND TWENTY-SEVEN DOLLARS AND FIFTY CENTS ($18,727.50) per annum, payable in equal consecutive monthly installments of ONE THOUSAND FIVE HUNDRED AND SIXTY DOLLARS AND SIXTY-THREE CENTS ($1,560.63) each in advance on the first day of each and every month during the fifth period of the lease term.

                       THE RENTS PAYABLE, as per above, in addition to
                  additional rent, are subject to the goods and services tax
                  (GST) payable monthly in addition to any additional charges that may arise from time to time. Failure to pay GST constitutes default under the terms of the Lease.

                       NOTWITHSTANDING any of the above, the Lessee shall have
                  the months of August, 1996, and September, 1996, and August, 1997, and August 1998, and August, 1999, and August, 2000 free of all rents (Fixed Annual Minimum Rent and Additional
                  Rent).

                  The said Lessee covenants with the said Lessor as follows:

RENT                    To pay the Fixed Minimum Annual Rent, additional rent
                  and such other amounts for which the Lessee may be liable under the provisions of this Lease (all collectively referred to herein as "Rent");

BUSINESS TAXES          To pay all business and other taxes, charges, rates,
                  duties and assessments levied, rated, charged or assessed against and in respect of the Lessee's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Lessee or business of the Lessee on the Leased Premises, if, as and when the same becomes due, and will indemnify and keep indemnified the Lessor from and against all payment of all loss, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments, license fees and any and all taxes which may in future be levied in lieu of such taxes and in addition if the Lessee or any person occupying the Leased Premises or any part thereof shall elect to have the Leased Premises or any part thereof assessed for Separate School taxes, the Lessee shall pay to the Lessor as soon as the amount of the Separate School taxes is ascertainable, any amount by which the Separate School taxes exceed the amount which would have been payable for school taxes had such election not been made as aforesaid;

REALTY TAXES            The word "Taxes" means all realty taxes, rates,
                  levies and assesments whatsover, whether municipal, parliamentary or otherwise charged or levied upon the Leased Premises or upon the Lessor in respect thereof, or in respect of the Building or the Lands upon which the Building is erected including taxes for education and all taxes, rates, duties, levies and assesments for local improvements and including any and all taxes which may in future be levied in lieu thereof but excluding the amount by which Separate School taxes (if any should be payable) exceed the amount which would have been payable for school taxes if no assesment for Separate Schools had been made and excluding such taxes as income, profits or excess profits taxes assessed upon the income of the Lessor. The words "Lessee's Proportionate Share" shall mean the fraction which has as its numerator the total Gross Rentable Area of the Leased Premises and which has as its denominator the total Gross Rentable Area of the building (including the Leased
                  Premises) but, excluding all basement area except such Net Rentable Areas of the basement level as are leased for retail purposes, or as otherwise reasonably determined by the Lessor;

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COMMERCIAL LEASE - Page 3

                        The Lessee shall, as additional rent, in each and every
                  year during the Term and within the time or times hereinafter provided, pay to the Lessor or to the taxing authorities as the Lessor may direct, all Taxes for which a separate assessment and separate bill has been rendered directly to the Lessee. The Lessee agrees to provide to the Lessor within ten (10) days after the Lessor's written demand, a copy of any separate tax bill or separate notice of assessment for the Leased Premises. The Lessee will upon written request deliver to the Lessor receipts for payment of all such Taxes paid to any such taxing authorities as aforesaid;

                        If no separate assessment or bill is rendered by a
                  taxing authority against the Lessee with respect to the Leased Premises, the Lessee shall, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, pay to the Lessor the Lessee's Proportionate Share of Taxes levied against the Building and lands upon which the Building has been erected;

OPERATING               The Lessee shall, as additional rent, in
EXPENSES each and every year during the Term and within the time or time hereinafter provided, pay without duplication to the Lessor its Proportionate Share of the Lessor's cost of insurance taken out and the Lessor's expense of repairing, maintaining and operating the Building and the Common Areas of the Building;

                        The Lessor's expense of repairing, maintaining and
                  operating the Building and the Common Areas shall mean all expenses properly attributable to the repair, maintenance and operation of the Building, the Common Areas of the Building and the lands upon which it is located and all rights-of-way and laneways adjacent to or servicing, directly or indirectly, the Building and such lands including without limitation all amounts paid, incurred, or attributable to:

                        cleaning, snow and ice removal;

                        lighting of Common Areas and providing of any speaker,
                  security, communication, public address or music broadcasting systems;

                        managing, supervising, policing, patrolling and security
                  and fire protection in respect of the Building;

                        depreciation of all fixtures and equipment which by
                  their nature require periodic replacement or substantial replacement according to generally accepted accounting principles at such rates as are used in generally accepted accounting principles including cleaning equipment, waste disposal equipment, heating, ventilating and air conditioning equipment plus interest on the undepreciated book value of the same from time to time at the rate of one percent (1%) in excess of the prime rate of interest charged by The Toronto Dominion Bank at Toronto;

                        heating, ventilating and air conditioning and sprinkler
                  system including maintenance, repairs, replacements and depreciation at such rates and in accordance with generally accepted accounting principles of all equipment, fixtures, machinery and the like used in connection therewith to the extent that the same are not separately charged to rentable premises within the Building;

                        the supply of utilities and similar services to the
                  Building to the extent that the same are not separately charged to rentable premises within the Building;

                        repairs, maintenance and replacement of the Building and
                  any improvements therein or thereon and on the property of which the Leased Premises form part or servicing such property including rights-of-way and the laneway adjacent to and servicing the Building and improvements thereon;

                        sanitary control including waste removal;

                        charges for the rentals of machinery and equipment used
                  exclusively for the purpose of providing any of such services and the reasonble wages, salaries and benefits payable to personnel engaged to provide any of such services;

                        an Adminstration Fee equal to fifteen percent (15%) of
                  the Realty Taxes and Operating Expenses;

PAYMENT                 The additional rent payable by the Lessee as outlined
OF ADDITIONAL     above shall be paid as follows:
RENT
                        The Lessor shall reasonable estimate the amount of such
                  additional rentals prior to the commencement of the Lessor's fiscal year which commences on the 1st day of January unless otherwise notified and the Lessee shall pay to the Lessor monthly as additional rent, one-twelfth (1/12th) of such estimated

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COMMERCIAL LEASE - Page 4

                  additional rent. The additional rent for the calendar year 1996 is estimated to be $10.68 per square foot of gross rentable area per annum;

                       If the amount of additional rental payments made by the
                  Lessee should be less than the actual additional rentals due for such year taken as a whole, then the Lessee shall pay to the Lessor upon written demand the amount of such deficiency. If the aggregate amount of additional rental payments made by the Lessee should be greater than the actual additional rentals due for such year taken as a whole, then the amount of such excess shall be repaid by the Lessor to the Lessee within thirty (30) days of demand; and if there be any such excess for the last lease year of the Term, the amount thereof will be refunded by the Lessor to the Lessee within ninety (90) days after the expiration of the Term. If this Lease commences on a date other than the first day of a calendar year or expires on a date other than the last day of a calendar year, the estimated additional rentals for such periods of this Lease less than a full calendar year shall be adjusted on a pro-rata basis;

REPAIR                  AND to repair (reasonable wear and tear and damage by
                  fire, lightning and tempest only excepted);
                        AND that the said Lessor may enter and view state of
                  repair;
                        AND that the said Lessee will repair according to notice
                  in writing (reasonable wear and tear and damage by fire, lightning and tempest only excepted);
                        AND that they will leave the premises in good repair
                  (reasonable wear and tear and damage by fire, lightning and tempest only excepted);

ASSIGNMENT              AND will not assign or sub-let the whole or any part
                  of the demised premises without leave; the Lessee hereby waives and renounces the benefit of any present or future act of the Legislature of Ontario which would allow the Lessee to assign or sub-let this lease, without leave of the Lessor, which leave shall not be unreasonably withheld;
                        AND the said Lessee covenants with the said Lessor, its
                  successors and assigns;

BUSINESS (A) THAT the said demised premises will not, during the said term, be at any time used for any other purpose than that of a general business office.

FIXTURES (B) AND THAT no fixtures, goods or chattels of any kind will, except in the ordinary course of business, be removed from the demised premises during the term hereby demised or at any time thereafter without the written consent of the Lessor, its successors or assigns, being first had and obtained, until all rent in arrears as well as all rent to become due during the remainder of the term hereby granted shall have been fully paid, or the payment thereof secured to the satisfaction of the Lessor or its assigns.

ELECTRIC POWER    (C) THAT the Lessee will not, during the said term or at any time prior or subsequent thereto, purchase, acquire or use any electric current for lighting or other purposes except from the company or corporation which shall for the time supply the Lessor with electric current for such purposes in the said building; the intention being that without the written consent of the Lessor, there shall be only one system of electric lighting in the said building.

                  (D) THE Lessor hereby covenants to pay all charges for electric energy (for light and power) and gas used by the Lessee in the demised premises. The Lessor shall be responsible for the replacement of ballasts, fuses and fluorescent lights with the demised premises.

ALTERATIONS.      (E) THAT if the Lessee shall during the said term desire to
PARTITIONS, ETC.  affix or erect partitions, counters or fixtures in any part of the walls, floors or ceilings of the demised premises, it may do so at its own expense at any time and from time to time provided that the Lessee's rights to make such alterations to the demised premises shall be subject to the following conditions:

                      (1) THAT before undertaking any such alterations, the Lessee shall submit to the Lessor a plan showing the proposed alterations and shall obtain the aproval and consent of the Lessor to the same, which undertakings shall not be reasonably withheld.
                      (2) THAT all such alterations shall conform to all building by-laws, if any, then in force affecting the demised premises.
                      (3) THAT such alterations will not be of such kind or extent as to in any manner weaken the structure of the building after the alterations are completed or reduce the value of the building.

                  (F) THAT, except as herien provided the Lesee will not erect or affix or remove or change the location or style of any partitions or fixtures, without the written consent of the Lessor being first had and obtained.

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COMMERCIAL LEASE - Page 5

                  (G) THAT, at the expiration of the term hereby granted, or any renewal thereof, all fixtures belonging to the Lessee shall remain upon the demised premises until taken down by the Lessor, and the Lessee shall forthwith, upon the same being taken down, remove the same from the demised premises first paying to the Lessor the expense of such taking down and making good all damage occasioned to the demised premises by the taking down or removal thereof.

BANKRUPTCY OR
INSOLVENCY        (H) THAT, if the term hereby granted or the goods and chattels of the Lessee or any assignee or sub-Lessee shall be at any time seized or taken in execution or attachment, or it the Lessee or any such assignee or sub-Lessee shall make an assignment for the benefit of creditors or shall become bankrupt or insolvent, or make a proposal to its creditors, or without the consent of the Lessor being first obtained in writing shall make a sale, under the Bulk Sales Act, in respect of goods on the premises, or being a company shall become subject to any legislative enactment relating to liquidation or winding up, either voluntary or compulsory, the said term shall immediately become forfeited and void, and an amount equivalent to the next ensuing three months' rent shall be at once due and payable.

RULES AND
REGULATIONS       (I) THAT the Lessee and its clerks, servants and agents will at all times during the occupancy of the demised premises observe and conform to such reasonable rules and regulations as shall be made by the Lessor from time to time including the rules and regulations set forth in Schedule "C" hereto and of which the Lessee shall be notified, such rules and regulations being deemed to be incorporated in and form part of these presents.

REMODELING AND    (J)  THAT, in the event of the Lessor desiring at any time
SALE              during the term, or any renewal thereof, to remodel the said building, or any part thereof, or to take down the said building, the Lessee will on receiving six months' notice in writing, surrender this lease and all the remainder of the term, if any, then yet to come and unexpired, as from the day mentioned in such notice, and will, subject nevertheless to the provisions hereinbefore contained thereupon, vacate the premises and yield up to the Lessor the peaceable possession thereof. IT IS UNDERSTOOD that the said six months' notice need not expire at the end of any year or at the end of any month, and in the event of the day fixed for termination of the lease expiring on some other day than the last day of a month, the rent for such month shall be apportioned for the broken period.

                        IT IS AGREED between the Parties hereto that in the
                  event of a sale of the said premises or if the said premises be expropriated or condemned by any Department of the Federal, Provincial or Municipal Governments then the Lessor shall have the right notwithstanding anything herein contained to terminate this lease upon giving three months' notice in writing to the Lessee of his intention so to do or by paying the said Lessee a bonus of three months' rent, in which latter event, the Lessee undertakes to vacate the said premises at the expiration of thirty (30) days from the delivery of such notice.

PROTECTIVE
INSTALLATIONS         THE LESSEE agrees to pay the cost of any installations,
                  additions, or alterations to the said premises that the Lessor may be required to make by any Municipal, Provincial or other governing authority, or requested by any private protective system used by the Lessees, for the security and protection of the Lessee and his employees and his or their effects including but not so as to limit the foregoing installations, additions and alterations for fire and theft protection and all such installations, additions, or alterations shall forthwith become the property of the Lessor.

DISTRESS                AND the Lessee further covenants, promises and agrees
                  with the Lessor that notwithstanding any present or future Act of the Legislature of the Province of Ontario, none of the goods or chattels of the Lessee at any time during the continuance of the term hereby created on the said demised premises shall be exempt from levy by distress for rent in arrears by the Lessee as provided for by the said Section of said Act, and that upon any claim being made for such exemption by the Lessee or on distress being made by the Lessor, this covenant and agreement may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods as are named exempted in the said Section, the Lessee waiving as he hereby does all and every benefit that could or might have accrued to him under and by virtue of the said section of the said act but for the above covenant.

                      The Lessor covenants with the Lessee for quiet enjoyment. The Lessor further covenants with the Lessee as follows:

TAXES AND RATES   (A) To pay all taxes and rates, municipal, parliamentary or otherwise, including water rates for the normal supply of cold water to the said premises, assessed against the demised premises of the Lessor or Lessee on account therof saving and excepting any business taxes and taxes upon personal

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COMMERCIAL LEASE - Page 6,

                  property or income of the Lessee, license fees, or other taxes imposed upon the property, business or income of the Lessee;

                        PROVIDED THAT;

                       (i) IN THE EVENT of the Lessee being assessed as a
                           Separate School Supporter, and by reason thereof the amount of the taxes payable on the said premises being over the amount payable on an assessment as a Public School Supporter, then and in such event the Lessee covenants and agrees with the Lessor to pay to the Lessor the amount of such increase upon demand being made therefor in writing by the Lessor. It is understood and agreed that such increase shall be payable by the Lessee notwithstanding the fact that at the time such demand is made, the Lessee may have ceased to be a Lessee of the Lessor. In the event of the Lessee failing to pay to the Lessor the amount of such increase upon demand as herein provided, then the Lessor shall have the same rights and remedies for collection thereof as for the rent in arrears.

HEATING (B) To heat the said premises between the fifteenth day of October and the first day of May next ensuing in each year in such manner as to keep the said premises at a reasonable temperature for the reasonable use thereof by the Lessee during reasonable business hours except during the making of repairs, and in case the boilers, engines, pipes, or other apparatus or any of them used in effecting the heating of the said demised premises shall at any time become incapable of heating said premises as aforesaid, or be damaged or destroyed, to repair said damage or replace said boilers, engines, pipes or apparatus or any of them or (at the option of the Lessor) substitute other heating apparatus therefor within a reasonable time, provided, however, that the Lessor shall not be liable for indirect or consequential damages for personal discomfort or illness arising from any default of the Lessor;

AIR-CONDITIONING  (C) TO COOL the said premises between the fifteenth day of
                  June and the first day of September next ensuing in each year in such manner as to keep the said premises at a reasonable temperature for the reasonable use thereof by the Lessee during reasonable business hours except during the making of repairs, and in case the air-conditioning units, engines, pipes, or other apparatus or any of them used in effecting the cooling of the said demised premises shall at any time become incapable of cooling said premises as aforesaid, or be damaged or destroyed, to repair said damage or replace said air-conditioning units, engines, pipes or apparatus or any of them or (at the option of the Lessor) substitute other cooling apparatus therefor within a reasonable time, provided, however, that the Lessor shall not be liable for indirect or consequential damages for personal discomfort or illness arising from any default of the Lessor;

ACCESS (C) To give the Lessee, his agents, clerks, servants and all persons transacting business with the Lessee, in common with other persons, the right to enter the demised premises by means of the main entrance on 250 Consumers Road, North York and free use of the stairway and passages from the street to the said premises at all reasonable times, subject to rules and regulations in regard to the said building as may be passed from time to time.

                        PROVISO for re-entry by the said Lessor on non-payment
                  of rent or non performance of covenants.

VOIDANCE OF LEASE       IT IS FURTHER DECLARED AND AGREED that in case the
VACANT OR         said premises or any part thereof, become and remain vacant
IMPROPER USE      and unoccupied for the period of fifteen days, or be used by any other person or persons, or for any other purpose than as above provided, without the written consent of the Lessor, this lease shall, at the option of the Lessor, cease and be void, and the term hereby created expire and be at an end, anything hereinbefore to the contrary notwithstanding and the proportionate part of the current rent shall thereupon become immediately due and payable, and the Lessor may re-enter and take possession of the premises as though the Lessee or other occupant or occupants of said premises were holding over after the expiration of the term; or in such case instead of determining this lease as aforesaid and re-entering upon the demised premises, the Lessor may take possession of the demised premises, or any part or parts thereof, and let and manage the same and grant any lease or leases therof upon such terms as to the Lessor or its assigns may appear to be reasonable, and demand, collect, recieve and distrain for all rental which shall become payable in respect thereof, and apply the said rentals after deducting all expenses incurred in connection with the demised premises, upon the rent hereby reserved, and the Lessor and its assigns and every such agent acting as aforesaid from time to time, shall in so acting be the agents of the Lessee, who alone shall be responsible for their acts, and the Lessor and its assigns shall not be accountable for any moneys except those actually recieved, notwithstanding and act, neglect, omission or default or any such as agent acting as aforesaid.

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COMMERCIAL LEASE - Page 7

WATER AND GAS           AND IT IS FURTHER DECLARED AND AGREED THAT the Lessor
DAMAGE shall not be liable for any damage to any property at any time upon the demised premises arising from gas, steam, water, rain or snow, which may leak into, Issue or flow from any part of the said building, or from the gas, water, steam or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wires in the said building. The Lessee shall be liable for any damage done by reason of water being left running from the taps in the demised premises or from gas permitted to escape therein.

RISKS OF INJURY         AND the Lessor shall not be responsible for any
                  personal injury which shall be sustained by the Lessee or any employee, customer, or other person who may be upon the demised premises or in the said building or the entrances or appurtenances thereto. All risks of any such injury being assumed by the Lessee, who shall hold the Lessor harmless and indemnified therefrom.

NOTICE OF               THE Lessee shall give the Lessor prompt written notice
ACCIDENT of any accident or other defect in the sprinkler system, water pipes, gas pipes or heating apparatus, telephone, electric or other wires on any part of the premises.

INSURANCE               THE Lessee covenants with the said Lessor that his
                  said business to be so carried on in the said building will not be of such a nature as to increase the insurance risk on the said premises or cause the Lessor to pay an increased rate of insurance premiums on the said premises by reason thereof and it is distinctly understood that in case said business so carried on by the Lessee is or becomes of such a nature to increase the insurance risk or causes the Lessor and/or other occupants of the said building to pay an increased rate of insurance premiums, that the Lessee will from time to time pay to the Lessor the increased amount of insurance premiums which the said Lessor and other occupants of the said building have to pay in consequence thereof; provided that the Lessee covenants that he will not carry on or permit to be carried on any business in the said building which may make void or voidable any insurance held by the Lessor or the other occupants of the said building.

BUSINESS NOT TO BE      PROVIDED that the Lessee will not do or permit anything
A NUISANCE        to be done on the said premises or permit or keep anything therein which may be annoying to the Lessor or other occupants of the said building of which the said Lessor may deem to be a nuisance and that no machinery shall be used therein which shall cause any undue vibration in or to the said premises and that in case of the Lessor or any other occupants of the said building reasonably complaining that any machinery or operation or process is a nuisance to it or them or which causes any undue vibration or noise in the said premises that upon receiving notice thereof, the said Lessee will immediately abate such nuisance. The said Lessee covenants not to obstruct or interfere with the rights of the Lessor or other occupants of the said building or in any way injure or annoy them or conflict with any of the rules and regulations of the Board of Health or with and Statute or municipal by-law.

SIGN                    AND IT IS HEREBY FURTHER AGREED by and between the said
                  Lessor and the said Lessee that no sign, advertisement or notice shall be inscribed, painted or affixed by the said Lessee on any part of the outside or inside of the building whatever, unless of such manner, color, size and style and in such places upon or in said building as shall be first designated by the Lessor, and, furthermore, the Lessee, on ceasing to be Lessee of the demised premises, will, before removing his goods and fixtures from the said premises, cause any sign as aforesaid to be removed or obliterated at his own expense and in a workmanlike manner to the satisfaction of the Lessor.

ELEVATOR                THE Lessor undertakes to maintain elevators in said
                  building which are to be run during the ordinary business hours of every business day of the year, but not during public holidays or Sundays, except at the option of the Lessor. The Lessee shall, subject to the Lessor's rules and regulations, have free use of such elevators in common with others lawfully using the same, but the Lessee and its employees and all other persons using any such elevator shall do so at its, his, her or their sole risk and under no circumstances shall the lessor be held responsible for any damage or injury happening to any person whilst using such elevator, or occasioned to any person by such elevator or any appurtenances and whether such damage or injury shall happen by reason of the act, omission or negligence or otherwise of the Lessor, or any of its employees, servants, agents or otherwise howsoever.

COMMERCIAL LEASE - Page 8

FIRE                    PROVIDED that if during the term herein or any renewal
                  thereof the premises shall be destroyed or damaged by fire or the elements then the following provisions shall apply:

                  (A) If the demised premises shall be so badly injured as to be unfit for occupancy, and as to be incapable of being repaired with reasonable diligence within one hundred and twenty days of the happening of such injury, then the term hereby granted shall cease and be at an end to all intents and purposes from the date of such damage or destruction, and the Lessee shall immediately surrender the same, and yield up possession of the demised premises to the Lessor, and the rent from the time of such surrender shall be apportioned;

                  (B) If the demised premises shall be capable, with reasonable diligence, of being repaired and rendered fit for occupancy within one hundred and twenty days from the happening of such injury as aforesaid, but if the damage is such as to render the demised premises wholly unfit for occupancy, then the rent hereby reserved shall not run or accrue after such injury, or while the process of repair is going on, and the Lessor shall repair the same with all reasonable speed, and the rent shall recommence immediately after such repairs shall be completed.

                  (C) If the demised premises shall be repaired within one hundred and twenty days as aforesaid, and if the damage is such that the said premises are capable of being partially used, then until such damage shall have been repaired, the rent shall abate in the proportion that the part of the demised premises rendered unfit for occupancy bears to the whole of the demised premises.

NO ABATEMENT OF         THERE shall be no abatement from or reduction of the
RENT rent due hereunder, nor shall the Lessee be entitled to damages, losses, costs or disbursements from the Lessor during the term hereby created on, caused by or on account of fire, (except as above), water, sprinkler systems, partial or temporary failure or stoppage of heat, light, elevator, live steam or plumbing service in or to the said premises or building, whether due to acts of God, strikes, accidents, the making of alterations, repairs, renewals, improvements, structural changes to the said premises or buildings or the equipment or systems supplying the said services, or from any cause whatsoever; provided that the said failure or stoppage be remedied within a reasonable time.

RIGHT TO SHOW           THAT the Lessee will permit the Lessor to exhibit the
PREMISES demised premises during the last three months of the term to any prospective Lessee and will permit all persons having written authority therefor to view the said premises at all reasonable hours.

NOTICES                 THAT any notice which either of the parties is required
                  or permitted to give pursuant to any provision of this lease may, if intended for the Lessee, be given a writing left at the demised premises or mailed by registered mail addressed to the Lessee at the demised premises, and if intended for the Lessor by a writing left at the premises of the Lessor at 214 Merton Street, Suite #300, Toronto, Ontario, M4S 1A6 or mailed by registered addressed to the Lessor at the Lessor's said premises, and such notice shall be deemed to have been given at the time it was delivered or mailed, as the case may be.


OVER HOLDING            PROVIDED further and it is hereby agreed that
                  should the Lessee holdover after the expiration of this lease and the Lessors thereafter accept the rent for the said premises, the Lessee shall hold the said premises as a monthly Lessee only of the Lessors but subject in all other respects to the terms and conditions of this lease.

LEASEHOLD
IMPROVEMENTS            The Lessee agrees to accept the leased premises in
                  an "AS IS" condition except that the Lessor shall, at its own cost and expense, do the following:

                  o demise walls as indicated on the space plan attached hereto as Schedule "D"

                  o Expose the plate glass indicated as G1 and G2; and

                  o install double-doors.

BUILDING SIGNAGE        NOTWITHSTANDING any of the above the Lessor permits
                  signage for the Lessee on the upper facade of the west or south side of the building, subject, subject to the Lessor's reasonable approval as to size, design and aesthetic criteria.

RIGHT OF FIRST          The Lessee shall have a right of first refusal to lease
REFUSAL ON        "Area A" being part of the ninth (9th) floor of the building
ADDITIONAL AREA   shown outlined in green on Schedule "D" and comprising
                  approximately two thosand three hundred and fifty-five (2,355) squarefeet of rentable area. If, during the Term of the Lease or any renewal therof, the Lessor receives an acceptable written offer, from a third party, to lease all or a portion of "Area A", then the Lessor will notify the Lessee in writing, of the terms of such acceptable written Offer to Lease. The Lessee shall have forty-eight (48) hours from receipt of such notice to exercise its right of first refusal, in writing, delivered to the Lessor, to lease "Area A" on the same terms and conditions as are contained in the accepable

COMMERCIAL LEASE - Page 9

                  written Offer to Lease. Should the Lessee not exercise its right of first refusal within the forty-eight (48) hour period as specified, then this right of first refusal shall terminate. If, as a result of the Lessee not exercising this option, all or part of the space is leased by another tenant, then this right of first refusal shall cease.

RENEWAL                 The Lessee, when not in default or arrears
                  hereunder, upon written notification to the Lessor at least SIX (6) months prior to the expiration of the lease term, shall have the right to renew the Lease for a further term of up to FIVE (5) YEARS on the same terms and conditions except for the further right of renewal and the rental rate which shall be set at the then current fair market rate for similar premises in the North York area.

                        The words importing the singular number only shall
                  include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

                        Unless the context otherwise required, the word
                  "Lessor" and the word "Lessee" whenever used herein shall be construed to include and shall mean the executors, administrators, successors and/or assigns of the said Lessor and Lessee, respectively, and when there are two or more Lessees bound by the same covenants herein contained, their obligations shall be joint and several Schedules "A", "B" and "C" attached hereto form an integral part of this lease.

IN WITNESS WHEREOF the parties hereto have executed these presents

        SIGNED, SEALED and DELIVERED         250 CONSUMERS ROAD LIMITED
             In the presence of

       /s/                                   Per:/s/ illegible
       ------------------------                  ------------------------------
                                             V.3. SEMICONDUCTOR CORPORATION

                                             Per:/s/ illegible
                                                 ------------------------------

                                  SCHEDULE "A"
                                  ------------


                               250 CONSUMERS ROAD
                               -----------------
                              NORTH YORK, ONTARIO

                                   SUITE 901


                         [V3 SEMICONDUCTOR FLOOR PLAN]

                                  SCHEDULE "B"
                                  ------------

SPECIAL PROVISIONS
------------------
1        LESSEE'S INSURANCE

         The Lessee shall take out and keep in force during the said Term:

         (1) Comprehensive general public liability (including bodily injury, death, and property damage) insurance, on an occurrence basis with respect to the business carried on in or from the Leased Premises and the Lessee's use and occupancy thereof of not less than ONE MILLION DOLLARS ($1,000,000.00) which insurance shall include the Lessor as a named insured and shall protect the lessor in respect of claims by the Lessee as if the Lessor were separately insured; and

         (2) Insurance in respect of fire and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Lessee's trade fixtures and the furniture and equipment of the Lessee and; (except as to Insured Damage), all Leasehold Improvements of the Lessee and which insurance shall include the Lessor as a named insured as the Lessor's interest may appear with respect to insured Leasehold Improvements and provide that any proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to the Lessor but the Lessor agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof.

         All insurance required to be maintained by the Lessee hereunder shall be on terms and with insurers to which the Lessor has no reasonable objection and shall provide that such insurer shall provide to the Lessor thirty (30) days written notice of cancellation or material alteration of such terms. The Lessee shall furnish to the Lessor certificates or other evidence acceptable to the Lessor as to the insurance from time to time required to be effected by the Lessee and its renewal or continuation in force. If the Lessee shall fail to take out, renew and keep in force such insurance, the Lessor may do so as the agent of the Lessee and the Lessee shall repay to the Lessor any amounts paid by the Lessor as premiums forthwith upon demand.

2.       CARPET

         The Lessee shall be responsible for any burns, tears, stains or damages to the carpet, reasonable wear and tear and pre-existing excepted, and shall make any restorations and/or replacements as directed by the Lessor at the Lessee's cost, and shall leave carpeting in a clean, undamaged, unsoiled and unstained condition upon vacating the premises, reasonable wear and tear excepted.

3.       FEDERAL GOODS AND SERVICES TAX COVENANT

         Notwithstanding any other provisions of this Lease to the contrary, the Lessee shall pay to the Lessor an amount equal to any and all goods and service taxes, sales taxes, value added taxes, or any other taxes imposed on the Lessor with respect to net Rent, additional Rent or any other amounts payable by the Lessee to the Lessor under this Lease whether characterized as a goods and services tax, sales tax, value added tax, or otherwise (and shall hereinafter be referred to as "Sales Taxes"). It is the intention of the parties that the Lessor shall be fully reimbursed by the Lessee with respect to any and all Sales Taxes payable by the Lessor. The amount of such Sales Taxes so payable by the Lessee shall be calculated by the Lessor and shall be paid to the Lessor at the same time as the amounts to which such Sales Taxes apply are payable to the Lessor under the terms of this Lease or upon demand at such other time or times as the Lessor from time to time determines. Notwithstanding any other provision of this Lease to the contrary, the amount payable by the Lessee under this paragraph shall be deemed not to be net Rent or additional Rent, but the Lessor shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.

4.       NOTICES

         Any notice given hereunder shall be personally delivered during normal business hours to the Lessor at: 214 Merton Street, Suite #300, Toronto, Ontario, M4S 1A6 and to the Lessee at: 250 Consumers Road, Suite #901, North York, Ontario), M2J 4V6

         PARKING

         The Lessee and its visitors shall have the right to a reasonable and proportionate use of the unreserved outdoor parking associated with the building free of charge on a first come, first served basis, together with the other tenants of the building and their visitors.

6.       DIRECTORY BOARDS

         The Lessee shall have the right to have the name of its firm on the building directory board in the main building lobby at the Lessee's expense.

7.       ELEVATORS

         Any moving of furniture or large items requiring the elevator to be put on service for an extended period of time, can only be done upon 48 hours prior notification to management in writing and can only be scheduled for a prearranged specified period of time. The cost of necessary on-site security, if after office hours and/or on a weekend, will be charged to the respective Lessees.

         Deliveries or moving of small items necessitating putting the elevator on service for a period of no longer than 15 minutes, can be arranged between 10:00 a.m. and 3:30 p.m. on weekdays except holidays and weekends.

8.       USE OF COMMON BOARDROOM

         The Lessee shall have the use of the common boardrom in the building on a first-come, first-served basis at rates and terms as exist at the time of request by the Lessee.

9.       AFTER-HOUR ACCESS

         a) After hour access to the building is by security access card only, or such reasonable prior arrangement with management.
         b) Additional security access cards (for employees) are available to the Lessee upon written, authorized request, free of charge, provided that the Lessee shall be responsible for maintaining security measures governing such additional access cards, and provided that the Lessee shall notify management promptly in the event any access cards issued have been misplaced or considered stolen.

                                  SCHEDULE "C"

       SCHEDULE OF RULES AND REGULATIONS FORMING PART OF THE WITHIN LEASE

1. The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed by any Lesssees or used by them for any other purpose than for ingress and egress to and from their respective offices, and no Lessee shall place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or any thing whatever that shall tend to make them appear unclean, untidy or filthy.

2. The floors, skylights and windows that reflect or admit light into passageways or into any place in the said building shall not be covered or obstructed by any of the Lessees, and no awnings shall be put over any window; the water closets and other water apparatus shall be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, rags, ashes or other substances be thrown therein, and any damage resulting to them from misuse shall be borne by the Lessee by whom or by whose employees the damage was caused.

3. All window signs, interior signs and signs on glass doors must be approved in writing by the Lessor before the Lessee engages a sign contractor to paint said signs, and all such signs shall be painted in the form previously so approved by the Lessor.

4. In the event that the Lessor provided and installs a Public Directory Board inside the main entrance to the building, the Lessee's or Lessees' name or names shall be placed on the said Board at the expense of such Lessee or Lessees, same to be charged to the Lessee or Lessees in the month's bill for rent next rendered, and shall be recoverable as rent.

5. If any sign, advertisement or notice shall be inscribed, painted or affixed by the Lessee on or to any part of the building whatever, then the Lessor shall be at liberty to enter on said premises and pull down and take away any such sign, advertisement or notice, and the expense thereof shall be payable by the Lessee.

6. If by any reason of any alterations which the Lessee may make or may permit to be made, with or without the consent of the Lessor, to any part of the demised premises or to any fixtures in the demised premises, the addition of any equipment or the use of any material which the Lessee, its employees or other persons permitted by the Lessee to be on the premises may use or keep in the said premises, or any change in the type of occupancy of the demised premises which the Lessee may make or permit to be made, there is any increase in the insurance premiums payable by the Lessor on any fire insurance which may be in effect or which the Lessor may hereafter place upon the building of which the demised premises form a part the Lessee agrees to pay to the Lessor the amount of such increase, and the parties agree that a statement by the insurance broker of the Lessor of the amount of such increase shall be final and binding upon the parties.

7. No safes, machinery, equipment, heavy merchandise or anything liable to injure or destroy any part of the building shall be taken into it without the consent of the Lessor in writing, and the Lessor shall in all cases retain the power to limit the weight and indicate the place where such safe or the like is to stand, and the cost of repairing any and all damage done to the building by taking in or putting out such safe or the like or during the time it is in or on the premises, shall be paid for on demand by the Lessee who so causes it. No Lessee shall load any floor beyond its reasonable weight carrying capacity as set forth in the municipal or other codes applicable to the building.

8. In order that the demised premises may be kept in a good state or preservation and cleanliness, the Lessee shall during the continuance of its lease permit the janitor or caretaker of the Lessor to take change of and clean the demised premises.

9. No Lessee shall employ any person or persons other than the janitor or caretaker of the Lessor for the purpose of such cleaning or of taking charge of said premises, it being understood and agreed that the Lessor shall be in no wise responsible to any Lessee for any loss of property from the demised premises, however occurring, or any damage done to the furniture or other effects of any Lessee by the janitor or caretaker or any of its employees.

10. The Lessor shall have the right to enter the demised premises at reasonable hours in the day to examine the same or to make such repairs and alterations as it shall deem necessary for the safety and preservation of the building and also during the three months previous to the expiration of the lease of the demised premises, to exhibit the said premises to be let and put upon them its usual notice "For Rent", for which said notice shall not be removed by any Lessee.

11. Nothing shall be thrown by the Lessees, their clerks or servants, out of the windows or doors or down the passages and sky-lights of the building.

12. No animals shall be kept in or about the premises.

13. If the Lessee desires telegraph or telephone, call bell or other private signal connections, the Lessor reserves the right to direct the electricians or other workmen as to where and how the wires are be introduced, and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of the Lessor.

14. No one shall use the leased premises for sleeping apartments or residential purposes.

15. Lessees and their employees shall not make or commit any improper noise in the building, or in any way interfere with or annoy other Lessees or those having business with them.

16. All Lessees must observe strict care not to allow their windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the building. The Lessees neglecting this rule will be responsible for any injury caused to the property of other Lessees or to the property of the Lessor by such carelessness. The Lessee, when closing offices for business, day or evening, shall close all windows and lock all doors.

17. The Lessee agrees not to place any additional locks upon any doors of the demised premises and not to permit any duplicate keys to be made therefor; but to use only additional keys obtained from the Lessor, at the expense of the Lessee, and to surrender to the Lessor on the termination of the lease all keys of the said premises.

18. The Lessee shall give to the Lessor prompt written notice of any accident any defect in the water pipes, gas pipes, heating apparatus, telephone or electric light or other wires in any part of said building.

19. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the demised premises.

20. The caretaker will have charge of all radiators and will give all information for the management of the same, and the Lessee shall give to the Lessor prompt written notice of any accident to or defects in the water pipes or heating apparatus.

21. No bicycles or other vehicles shall be brought within the building or upon the Lessor's property; including any lane or courtyard.

22. Nothing shall be placed on the outside of windows or projections of the demised premises. No air-conditioning equipment shall be placed at the windows of the demised premises without the consent in writing of the Lessor.

23. Spikes, hooks, nails, screws or knobs shall not be put into the walls or woodwork.

24. No freight, furniture or packages will be received in the building or carried up or down in the elevator between the hours of 8 a.m. and 6 p.m.

25. All glass, locks and trimmings in or upon the doors or windows of the demised premises shall be kept whole and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Lessor, and such replacements and repairs shall be paid for by the Lessee.

26. No heavy equipment of any kind shall be moved within the building without skids being placed under the same, and without the consent of the Lessor in writing.

27. Any alterations, additions, renewals or changes made in the partitions or divisions of the rooms or linoleum floors during the currency of the lease shall, if made at the request of the Lessee, be done by the Lessor at the expense of the Lessee, and shall be subject to the approval in writing and direction of the Lessor.

28. The Lessor shall not be liable for any damage to any property at any time on the demised premises, nor for the theft of any of the said property, nor shall it be liable for an escape or leakage of smoke, gas, water, rain or snow; howsoever caused, nor for any accident to the property of the Lessee.

29. Any person entering upon the roof of the building does so at his own risk.

30. The Lessee shall not enter into any contract with any person or persons or corporations for the purpose of supplying towels, soap or sanitary supplies, etc., ice or spring water, unlesss the said person or persons or corporations agree that the time and place of delivery of such articles and the elevator service to be used in connection therewith shall be subject to such rules and regulations as the Lessor may from time to time prescribe.

31. Lessees, their agents and employees shall not take food into the elevator or into public or rented portions of the building unless such food is carried in covered receptacles approved by the Lessor in writing.

32. The Lessor reserves the right to restrict the use of the demised premises to the Lessee and/or its employees after 6 p.m.

33. No Lessee shall made a door-to-door canvass of the building for the purpose of selling any products or services to the other Lessees without the written consent of the Lessor.

34. No Lessee shall be permitted to do cooking or to operate cooking apparatus except in a portion of the building rented for the purpose.

35. The Lessor shall have the right to made such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the Lessees, their clerks and servants. The Lessor may from time to time waive any of such rules and regulations as applied to particular Lessees and is not liable to the Lessee for breaches thereof by other Lessees.

                                 SCHEDULE "D"
                                 ------------
                            LEASEHOLD IMPROVEMENTS



                              250 CONSUMERS ROAD
                              ------------------
                             NORTH YORK, ONTARIO

                            SUITE 901   -6982 S.F.


                    [FLOOR PLAN FOR V3 SEMICONDUCTOR INC.]